Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

AMC ENTERTAINMENT HOLDINGS, INC. ANNOUNCES

CONDITIONAL NOTICE OF REDEMPTION FOR EXISTING FIRST LIEN SENIOR SECURED NOTES

LEAWOOD, KANSAS – February 4, 2022: AMC Entertainment Holdings, Inc. (NYSE: AMC) (the “Company”), announced today that it has delivered conditional notices of redemption (the “Notices”) to the respective trustees of the Company’s two series of 10.500% First Lien Senior Secured Notes due 2026 and the Company’s 15%/17% Cash/PIK Toggle First Lien Secured Notes due 2026 (collectively, the “Existing Notes”).

The Notices call for the redemption of all of the outstanding $373.5 million aggregate principal amount of the Existing Notes (the “Redemptions”) on February 14, 2022 (the “Redemption Date”), concurrently with the previously announced redemption of $500.0 million aggregate principal amount of the Company’s 10.500% First Lien Senior Secured Notes due 2025. The Redemptions will be conditioned upon, among other requirements, the consummation of the Company’s previously announced private offering of $950.0 million aggregate principal amount of 7.500% first lien senior secured notes due 2029, which shall have resulted in aggregate gross proceeds to the Company of at least $950.0 million.

This press release does not constitute a notice of redemption of the Existing Notes. Information concerning the terms and conditions of the Redemptions is described in the Notices distributed to holders of the Existing Notes by the respective trustees under the indentures governing the Existing Notes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 950 theatres and 10,500 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, web site and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about AMC’s beliefs and expectations, are forward-looking statements. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “indicates,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding any potential offering, the impact of COVID-19, future attendance levels, the sufficiency of our cash flows, compliance with our debt covenants and our liquidity. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the risks and uncertainties relating to the sufficiency of our existing cash and cash equivalents and available borrowing capacity to comply with minimum liquidity and financial requirements under our debt covenants related to borrowings pursuant to our revolving credit facility, fund operations, and satisfy obligations including cash outflows for deferred rent and planned capital expenditures currently and through the next twelve months; the impact of the COVID-19 variant strains on us, the motion picture exhibition industry, and the economy in general, including our response to the COVID-19 variant strains related to suspension of operations at our theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at our facilities to protect the health and well-being of our customers and employees; the seasonality of our revenue and working capital, which are dependent upon the timing of motion picture releases by distributors, such releases being seasonal and resulting in higher attendance and revenues generally occurring during the summer months and the fourth quarter of our fiscal year; risks and uncertainties relating to our significant indebtedness, including our borrowings and our ability to meet our financial maintenance and other covenants; our ability to issue the Notes or completing the Redemptions and offering on favorable terms, if at all; shrinking exclusive theatrical release windows; certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities and limit or restrict our ability to pay dividends; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; risks relating to motion picture production and performance; our lack of control over distributors of films; intense competition in the geographic areas in which we operate; increased use of alternative film delivery methods including premium video on demand or other forms of entertainment; general and international economic, political, regulatory, social and financial market conditions, inflation, and other risks, including the effects of the exit of the United Kingdom from the European Union; limitations on the availability of capital or poor financial results may prevent us from deploying strategic initiatives; our ability to refinance our indebtedness on terms favorable to us or at all; our ability to optimize our theatre circuit through new construction, the transformation of our existing theatres, and strategically closing underperforming theatres may be subject to delay and unanticipated costs; AMC Stubs® A-List may not meet anticipated revenue projections, which could result in a negative impact upon operating results; and the risk that we may not generate sufficient cash flows to repay our indebtedness, including the offering of notes contemplated hereby.